EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto, with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

         This Joint Filing Agreement may be signed in counterpart copies.


Date:  October 30, 1998                    VEBA Aktiengesellschaft



                                           By: /s/  Hans Michael Gaul
                                              ------------------------------
                                              Name:  Dr. Hans Michael Gaul
                                              Title:  Chief Financial Officer


                                           By: /s/  Rolf Pohlig
                                              ------------------------------
                                              Name:  Dr. Rolf Pohlig
                                              Title:  Executive Vice President


Date:  October 30, 1998                    VEBA Corporation



                                           By: /s/ Heinz H. Puetthof
                                              ------------------------------
                                              Name:  H. H. Puetthof
                                              Title:  President